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                                                                     EXHIBIT 5.1

Vedder Price                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                 222 NORTH LASALLE STREET
                                 CHICAGO, ILLINOIS 60601-1003
                                 312-609-7500
                                 FACSIMILE: 312-609-5005


                                 A PARTNERSHIP INCLUDING VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES IN CHICAGO AND NEW YORK CITY



                                   August 24, 2000


Irwin Financial Corporation
500 Washington Street
Columbus, Indiana  47201

IFC Capital Trust II
500 Washington Street
Columbus, Indiana  47201

IFC Capital Trust III
500 Washington Street
Columbus, Indiana  47201

     Re:  Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Irwin Financial Corporation, an Indiana corporation (the "Company"), IFC Capital Trust II, a statutory business trust created under the laws of Delaware, and IFC Capital Trust III, a statutory business trust created under the laws of Delaware (IFC Capital Trust II and IFC Capital Trust III are referred to collectively herein as the "Capital Trusts"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering (i) the Trust Preferred Securities to be issued by IFC Capital Trust II, the related Guarantee and the Junior Subordinated Debentures to be issued by the Company to IFC Capital Trust II in connection with the issuance of the Trust Preferred Securities; (ii) the Convertible Trust Preferred Securities to be issued by IFC Capital Trust III, the Guarantee and the Convertible Junior Subordinated Debentures to be issued by the Company to IFC Capital Trust III in connection with the issuance of the Convertible Trust Preferred Securities;
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Irwin Financial Corporation
IFC Capital Trust II
IFC Capital Trust III
August 24, 2000
Page 2


and (iii) an indeterminate number of shares of Common Stock as may be issued upon conversion of the Convertible Trust Preferred Securities. All capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

     In rendering this opinion, we have reviewed: (i) the form of Amended and Restated Trust Agreements to be entered into by and among the Company, the Delaware Trustee, the Property Trustee and the Administrative Trustees ( the "Trust Agreements"), pursuant to which the Preferred Securities or the Convertible Preferred Securities, as the case may be, are to be issued; (ii) the form of Indentures to be entered into by and between the Company and the Trustee (the "Indentures") which will govern the Junior Subordinated Debentures or the Convertible Subordinated Debentures, as the case may be, to be issued by the Company; (iii) the form of Preferred Securities Guarantee Agreements to be entered into by and between the Company and the Guarantee Trustee (the "Guarantee Agreements"), pursuant to which the Company will guarantee certain obligations of the Trusts with respect to the Preferred Securities and the Convertible Preferred Securities, respectively; and (iv) the form of the Restated Articles of Incorporation of the Company.

     In so acting, we have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed as follows:

     Based upon the foregoing, we are of the following opinions:

     1. The execution and delivery by the Company of each of the Trust Agreements, the Indentures and the Guarantee Agreements has been duly and validly authorized.

     2. The Junior Subordinated Debentures to be issued by the Company to IFC Capital Trust II and the Convertible Junior Subordinated Debentures to be issued by the Company to IFC Capital Trust III will, when issued in accordance with the terms of their respective Indentures as described in the Registration Statement at the time it becomes effective, constitute valid and binding obligations of the Company.

     3. The Guarantee Agreements when provided by the Company in accordance with the terms stated in the Registration Statement at the time it becomes effective and upon issuance of the Preferred Securities and the Convertible Trust Preferred Securities in accordance with the terms described in the Registration Statement, will constitute valid and binding obligations of the Company.
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Irwin Financial Corporation
IFC Capital Trust II
IFC Capital Trust III
August 24, 2000
Page 3


     4. Assuming that the Convertible Trust Preferred Securities are convertible into a maximum of 1,600,000 shares of Common Stock (prior to adjustment for any reclassification of shares, stock splits or stock dividends), such shares will be, when issued upon conversion, duly and validly issued, fully paid and non-assessable.

     In rendering the foregoing opinion, we have relied to the extent we deem appropriate on the opinion of Richards, Layton & Finger, special counsel to the Capital Trusts and the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                 Very truly yours,

                                 /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ